UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2011

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

E-Waste Systems, Inc. (the “Company”) is filing this Amendment No. 3 to its Current Report on Form 8-K/A which was originally filed with the Securities and Exchange Commission (“SEC”) on October 20, 2011 (the “Original Form 8-K”), to incorporate the Company’s revisions and responses to a comment letter from the SEC dated June 28, 2012.

Except for the amended disclosures made in response to the comment letter, the information in this Form 8-K/A has not been updated to reflect events that occurred after October 20, 2011, the filing date of the Original Form 8-K.  Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the filing of the Original Form 8-K, including any amendments to those filings. The following sections have been amended, “Section 2.01 - Business and Management’s Discussion and Analysis or Plan of Operation,” and “Item 9.01.  Financial Statements and Exhibits.” Except for the amended sections, all other information in the Company’s Original Form 8-K remains unchanged.

CURRENT REPORT ON FORM 8-K/A

E-WASTE SYSTEMS, INC.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  These forward-looking statements include, among other things, statements relating to:

•	our operations in an emerging market with uncertainty as to market acceptance of our products and services;
•	our ability to find suitable markets for and increase sales of the existing products and services we offer;
•	our ability to obtain additional capital to fund our operations and targeted acquisitions;
•	competition from larger, more established companies with far greater economic and human resources;
•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to execute on our planned operations;
•	uncertainty of government regulations potentially impacting our operations; or
•	the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Current Report on Form 8-K/A .  You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the or other events occur in the future.  In addition, our auditors having raised substantial doubt as to our ability to continue as a going concern in their report on our financial statements for the period ended December 31, 2010.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•	“Company,” “we,” “us,” “our,” “E-Waste” and “Registrant” refer to E-Waste Systems Inc., a corporation incorporated in Nevada;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Securities Act” refers to the Securities Act of 1933, as amended;

In this current report, we are relying on and we refer to information and statistics regarding the waste electric and electronic equipment processing services industry that we have obtained from various cited publications. This information is publicly available for free and has not been specifically prepared for us for use or incorporation in this Current Report on Form 8-K/A or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

Item 1.01.  Entry into Material Definitive Agreement

Pardos Consulting Agreement and Non-competition and Non-disparagement Agreement

On October 14, 2011, the Company completed the acquisition of Tech Disposal, Inc. (“TDI”), through the purchase of all of the issued and outstanding capital stock of TDI (the “Transaction”) pursuant to that certain stock  purchase agreement (the “TDI Stock Purchase Agreement”) dated September 21, 2011 by and among the Company, Ikaria Holdings, LLC, an Ohio limited liability company (the “Seller”) and George Pardos, an individual resident of the State of Ohio, a sole shareholder of the Seller (“Pardos”).   As a result of the Transaction, TDI became a wholly owned subsidiary of the Company.

In connection with the Transaction, on October 14, 2011, TDI entered into a Consulting Agreement (“Consulting Agreement”) with Two Fat Greeks, Inc., an Ohio corporation (the “Consultant”). Mr. Pardos is the sole shareholder, officer and director of the Consultant.  TDI engaged the Consultant to provide services as a general manager of TDI and such other services as are assigned to the Consultant by TDI. The term of the Consulting Agreement is for one year. Subsequent to the term, either party may terminate the Consulting Agreement upon five days written notice. The Consulting Agreement specifies that the Consultant may be terminated for cause.  In accordance with the terms of the Consulting Agreement, the Consultant will receive compensation in the amount of $4,500.00 per month for its services. The Consulting Agreement includes confidentiality obligations of the Consultant and it also contains a twelve (12) month non-competition and non-solicitation agreement by the Consultant upon termination of the Consulting Agreement.

Further, in connection with the Transaction, the Company, the Seller and Pardos entered into a Non-competition  and Non-disparagement Agreement (“Non-competition Agreement”), dated October 14, 2011. Seller and Pardos agreed that for a period of two (2) years after the date of the Non-competition  Agreement, neither Seller nor Pardos nor any of their affiliates will, directly or indirectly, either individually or as an employee, agent, partner, officer, principal, director, shareholder, consultant, lender or in any other capacity whatsoever, (i) participate or engage in, or own or have any interest in or assist in any way or capacity any person that is engaged in, any business that is competitive with the business of TDI within the State of Ohio, (ii) entice, induce, or in any manner influence any person who is an employee of TDI to leave such service or hire any such person, (iii) contact or solicit any person within the State of Ohio that is or at any time within the one year period immediately prior to the date of the Non-competition  Agreement was a customer of TDI for the purpose of providing products, services or business competitive with that provided by TDI, or provide any such products, services or business to any such person, (iv) request or advise any suppliers, customers or accounts of TDI to withdraw, curtail or cancel any business that is placed with TDI, (v) use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information of TDI, regardless of the fact that Seller and/or Pardos or any of their affiliates may have participated in the development of that information, or (vi) make any disparaging remarks about TDI or about E-Waste or its affiliates, their employees or officers, or their services, practices or conduct.

Copies of the Consulting Agreement and Non-competition Agreement are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.  The foregoing descriptions of the Consulting Agreements and Non-competition  Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Consulting Agreement and Non-competition Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets

Acquisition of Tech Disposal, Inc.

On October 14, 2011, the Company completed its acquisition of TDI, through its purchase of all of the issued and outstanding capital stock of TDI.  As a result of the Transaction, TDI became a wholly owned subsidiary of the Company.

In accordance with terns of the TDI Stock Purchase Agreement, the purchase price paid by the Company at closing for all of the issued and outstanding capital stock of TDI consisted of an initial payment (the “Initial Payment”) with the  potential for the Seller to receive an earn out payment (the “Earnout Payment”).  The Initial Payment consisted of $100,000, which was paid through the issuance of 200,000 shares of the Company’s common stock based on a price of $0.50 per share, plus $40,000 which was paid through the issuance of 400 shares of the Company’s Series A Preferred Stock, which the Board of Directors of the Company provided by resolution the designations, preferences, and rights of the Company’s Series A Preferred Stock in connection with closing of the Transaction.  A summary of the respective rights, preferences, and privileges of and the restrictions on the Company’s Series A Preferred Stock is set forth under “Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.” and is incorporated herein by reference.  The Earnout Payment, if any, is payable after the first anniversary of the closing date and is equal to TDI’s EBITDA for the first year after the closing date multiplied by four and one-half (4.5) plus the net working capital, less the amount of the Initial Payment; provided, however, that in no event will the Earnout Payment exceed $2,000,000. The Earnout Payment, which is to be satisfied entirely in the form of shares in the Company’s common stock,  will be allocated among Company’s Series A Preferred Stock and Company’s common stock in such a manner as to cause Company’s Series A Preferred Stock issued to the Seller on account of the Earnout Payment to represent and not exceed ten percent (10%) of the total consideration paid for all of the issued and outstanding capital stock of TDI. However, the ratio of the Company’s common stock and Series A Preferred Stock paid out as part of the Initial Payment will remain the same regardless of the Earnout Amount.

Following the closing of the Transaction, there was no change in the executive officers and directors of the Company.  In connection with the Transaction, Mr. Pardos resigned as the sole executive officer and director of TDI and the following persons were appointed to serve as executive officers and directors of TDI:

•	Martin Nielson was appointed to fill the position of TDI’s Chief Executive Officer and President and serve as a member of TDI’s board of directors;
•	Steven Hollinshead was appointed to fill the position of TDI’s Chief Financial Officer and serve as a member of TDI’s board of directors; and
•	Susan Johnson was appointed to fill the position of TDI’s Secretary and Treasurer and serve as a member of TDI’s board of directors.

 Mr. Pardos was retained as a consultant of TDI in accordance with the terms of the Consulting Agreement as described in Item 1.01 above.

Neither management of the Company nor TDI or Mr. Pardos had any prior relationships with each other.

In connection with the completion of the Transaction, TDI changed its name to E-Waste Systems (Ohio), Inc.

As a result of the Transaction, as of October 14, 2011, there were 100,200,000 shares of Common Stock issued and outstanding and 400 shares of our Series A Preferred Stock issued and outstanding.

The foregoing summary of the TDI Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TDI Stock Purchase Agreement, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 27, 2011, and incorporated herein by reference.

On October 14, 2011, the Company issued a press release announcing it completed its acquisition of TDI, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Form 10 Disclosure

As disclosed elsewhere in this report, on October 14, 2011, we completed the Transaction pursuant to the terms of the TDI Stock Purchase Agreement and TDI became our wholly-owned subsidiary.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the Transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 registration statement.  Please note that the information provided below relates to the combined enterprises after the Transaction with TDI, except that information relating to periods prior to the date of the Transaction only relate to TDI, unless otherwise specifically indicated.

In satisfaction of disclosure requirements of subpart(f) of this Item 2.01, the following reports previously filed with U.S. Securities and Exchange Commission (the “Commission”) on the dates indicated, are incorporated by reference into this Current Report:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•	The Company’s Current Reports on Form 8-K filed with the Commission on: March 15, 2011, June 28, 2011, July 20, 2011, September 23 ,2011 and September 27, 2011;

•
The description of the Company’s common stock contained in the Registration Statement on Form S-1 filed with the Commission on April 1, 2010 and any further amendment or report updating that description; and

•
The description of the Company’s indemnification of directors and officers contained in the Registration Statement on Form S-1 filed with the Commission on April 1, 2010 and any further amendment or report updating that description.

BUSINESS

Organization and Corporate History

We were incorporated in the State of Nevada under the name Dragon Beverage, Inc. on December 19, 2008 for the purpose of developing, producing and selling energy drink beverages.

We were not successful in implementing this business plan primarily because of our inability to secure sufficient financing in order to be able to execute on this business plan.  In May 2011, our management determined that it was necessary to reassess our current direction and evaluate pursing other opportunities which management believed would be more attractive to secure the financing required to commence operations.   In connection with this assessment, we determined to suspend our plan of developing, producing and selling energy drink beverages in order to pursue becoming a provider of waste electric and electronic equipment processing services.  In May 2011, we changed our name to “E-Waste Systems, Inc.” to better reflect this new direction for our company and began, with the assistance of a new management team, to pursue acquisitions of providers of waste electric and electronic equipment processing services.  Following the Transaction described above, we assumed the business operations of TDI as set forth in this Current Report.

Business

Founded in March 2010 and headquartered in Columbus, Ohio, TDI’s business, which forms part of the electronics reverse supply chain, is an electronics reverse logistics and e-waste management solution provider, specializing in the collection, repair, resale/remarketing, and recycling of excess, damaged, obsolete and end-of-life electronic assets, such as copiers, computers, telecommunications and other electronic office equipment. TDI acts as a provider of recovery services of products with useful life remaining and disposal via recycling and end-of life services thereafter. TDI’s target markets are electronics manufacturers (OEM’s), corporations, government and educational institutions, medical providers, and electronics resellers who are located primarily  in or around Columbus, Ohio.  Typically, and depending on the assessment of any likely residual value of the products, TDI either: charges customers for its services; takes the product off their premises for no charge; and/or negotiates shared values to be paid based on the ultimate price it receives after its work is done on these end of life or e-waste materials. In some cases, TDI may elect to purchase certain equipment at prices negotiated on a case-by-case basis, with the goal of remarketing or optimizing the scrap recovery value of such equipment.

Historically, TDI’s core business wrapped around copiers and involved the inspection, refurbishment and ultimate resale of those products, which still have useful life.  TDI subsequently expanded into a wider range of electronics including monitors and televisions, servers, telecommunications equipment and laptop computers.  Increasingly, TDI has engaged in the removal and collection of depreciated and end of life electronics as they come off lease financing.  TDI’s customers often replace these products with new or newer items and the old units become a waste stream from which TDI takes advantage of the opportunity to capture revenue through refurbishing, remarketing, dismantling and reselling of this end-of-life equipment in whole or as components, which it removes. Management uses its own discretion to evaluate which merchandise is viable for resale, at which time it refurbishes those items that have been identified as saleable, either as-is after refurbishment or for parts. TDI then remarkets these products through independent material brokers, equipment buyers, on eBay or other internet auction sites, or sells or donates them to local charitable organizations, non-profit agencies and schools.

Equipment that, in management’s opinion, is deemed unsuitable for resale, is dismantled and sold to third-party refining companies or progressively recycled by TDI as its capacity is increased.  Presently, TDI has sufficient capacity to recycle units deemed unsuitable for resale, but will need to increase such capacity as it experiences growth in its operations.  To the extent that TDI is required to add capacity to enable it to efficiently recycle units deemed unsuitable for resale, it will need to secure additional financing to accomplish this objective, which cannot be assured.  When space or capacity to recycle units deemed unsuitable for resale is limited and TDI is not able to add space or capacity for whatever reason, TDI’s ability to efficiently disassemble units and generate revenue from these activities will be diminished.  It is TDI’s intent to eliminate all landfill related activities in these services and participate in turning these waste products into new commodities and raw materials.

Principal Suppliers

TDI’s principal suppliers of feedstock are Toshiba, the Columbus School Board, Solid Waste Authority of Central Ohio, Tech Columbus and Home Depot.

Principal Products and Services

Renovation and Recycling of E-Waste

TDI’s business, which forms part of the electronics reverse supply chain, is concerned with the renovation and recycling of used electronic office equipment including copiers, personal computers and monitor screens in a safe and environmentally sustainable way that minimizes the use of land fill. The reverse supply chain begins when the end user of the electronic equipment determines that it is no longer fulfilling the role for which it was acquired when it was initially purchased and is therefore either in need of repair or will be disposed of.  Management has observed that historically manufacturers, distributors and retailers of original equipment have invested heavily in optimizing the forward supply chain that gets the product into the end user’s hands.  A significantly lesser amount of attention has been given to the processes and transactions which affect the equipment’s end of life journey. TDI believes this situation is now changing, partly as a consequence of legislation and partly because the volume of end of life electronics has grown to a size that has caught the attention of business developers who could see that with sufficient volume throughput there was value to be extracted at several points along the reverse supply chain.

Value extraction begins with the sale of repaired or refurbished units into the second-hand market, often making use of on-line channels such as eBay and ends with the recycling of close to 100% of a given unit’s residual scrap in order to replenish supplies of the raw materials needed to manufacture a new state of the art unit for sale as original equipment. In between, operators are finding ways to separate and collect economically attractive quantities of spare parts and components for which secondary markets are increasingly opening up, regionally, nationally and internationally. Much of this value extraction has tended to rely on manual processes, but a greater willingness to invest in automated engineering solutions to parts of the asset recovery and recycling process has been observed as volumes increase and secondary markets become more established.

The inputs to TDI’s business operation come in the form of mixed batches of electronic equipment that has come to the end of its useful life as far as its most recent owner (commercial enterprise, not-for-profit organization or private citizen) is concerned.  TDI’s target market for collection of mixed batches of electronic equipment is large corporations and not-for-profit organizations that can provide a more predictable and greater volume throughput, as compared to traders in the industry tasked with seeking bidders for discrete, one-off lots of electronic waste that they have first consolidated.  TDI collects electronic waste through the use of licensed third parties and independent contractors who physically remove items from a client’s location and transport them to TDI’s warehouse or to another pre-determined location.  These batches are either trucked into TDI’s facility by one of the national or regional logistics companies or collected by either of two vehicles individually owned by Mr. Pardos if the batches are located in Columbus, Ohio or within a radius of approximately 150 miles.  Transactions involving greater distances are undertaken by third party logistics companies.  The drivers of these trucks are licensed by the Department of Transportation and have been approved to operate vehicles carrying universal waste materials. In connection with completion of the Transaction, Mr. Pardos has agreed to transfer the title of these two  vehicles currently used by the business to TDI at no additional charge within 30 days. The vehicles are capable of carrying loads of up to 12,000 Pounds and 6,000 Pounds, respectively and are deployed to collect electronic waste and deliver refurbished units. The vehicles are 18 and 12 years old, respectively and are expected to remain operational for approximately 50,000 and 75,000 miles, respectively.

Pricing terms for batches of electronic equipment are agreed to on an individual purchase order basis following a preliminary inspection or consultation. Where a batch is not being collected by TDI in person, photographic images are used to facilitate the preliminary inspection. Photographs are also used at the time of the batch’s receipt at TDI’s premises. Adjustments to the pricing are sometimes necessary based on the actual condition or net weight of the equipment physically delivered.

Each batch has to undergo a manual sorting process whereby each unit is assessed as to whether it can be refurbished, cosmetically and/or technically, before being re-sold to a secondary user through a channel that is not in competition with the market for brand new original equipment. This secondary channel relies principally on knowledgeable traders who act as intermediaries between those refurbishing equipment and the secondary users.

Units whose condition is assessed as beyond that which would justify refurbishment are torn down for spare parts and components, which are either held in inventory by TDI for its refurbishment operation or sold to the original equipment spare parts market.  TDI’s cosmetic refurbishment operation involves the manual cleaning and repacking of equipment along with the replacement of any missing ancillaries, while a technical refurbishment calls for the opening up of the unit and then removal and replacement of certain key component parts. Independent contractors retained by TDI are trained to diagnose and remediate certain common causes of lost functionality in the units they handle, making them economically attractive for refurbishment. The technical refurbishment steps most commonly carried out by TDI include:

●	Functional testing
●	Visual inspection
●	Data wiping, reformatting, or memory erasing
●	Component level repair or replacement
●	Cleaning and general maintenance
●	Replacement of consumables
●	Cosmetic refurbishment
●	Repackaging

Commercial off-the shelf software utilities are used by TDI to perform data wiping, data destruction and reformatting, and these are performed with laptop and desktop computers which TDI owns. TDI does not own any proprietary equipment or software to perform these tasks.

TDI is able to provide its input suppliers with a certificate of data destruction.

TDI sells refurbished items nationally and occasionally internationally.  International sales are in container quantities and typically sold to resellers which assume responsibility for any required installation or service or to end user customers with the proficiency to do their support. TDI’s domestic sales are made through brokers or on-line sites such as eBay and Alibaba.

Scrap Processing

After refurbishment or inspection, there will be scrap materials such as aluminium, copper, steel, plastics, glass, circuit boards, and more. These are separated and sold to refiners to turn into new raw materials or to national or international brokers dealing in raw materials. The United States Environmental Protection Agency (“EPA”) disallows export of dysfunctional Cathode Ray Tube (“CRT”) computer monitors without permits obtained in advance from the destination country, but TDI does not participate in this activity.  EPA export regulations do not apply to materials streams which are the result of disassembly and sortation, which are then sold for refining into new raw materials.  TDI does create such output streams which include precious metals (circuit boards), plastics, and copper (CRT yokes, power supplies, wiring and motors), which are normally sold to experienced material refiners or specialist processors.  TDI uses independent sales contractors and brokers who either pay a negotiated price for each material lot, or pay a percentage of the sales or margin on a realized on the transaction,  most of which are negotiated on a case-by-case basis.

TDI’s business plan is designed to capitalize on a mix of human and automated recycling processes to extract the widest possible range of materials from e-waste, including copper, steel, aluminum, plastics, glass, lead, and precious metals and then make these available for processing as new raw materials, while also preserving the environment by reducing the amount of toxic materials that are disposed of in landfills.

Sources of Material and Pricing for Products and Services; Sources and Availability of Raw Materials and Principal Suppliers Dependence on Major Customers

Batches of electronic equipment for processing are primarily sourced by TDI through a bidding process.  On some occasions the equipment is made available to TDI free of charge because it is providing the end of life solution to the former owner’s practical need for a safe and efficient channel to disposal. When a price is agreed and paid, it will typically be either for the mixed batch or per unit of the batch’s overall weight. TDI is dependent on the relationships Mr. Pardos has cultivated with several producers and distributors of electronic equipment such as Toshiba Imaging, Home Depot, the Columbus School Board and a number of hospitals in the Columbus, Ohio area which support TDI’s access to its feedstock streams and underpin the planned processing activity at its repair and refurbishing facility.  These relationships are essential to TDI’s operation, but are not presently formalized in a written contract between the parties and consequently each purchase of a batch of equipment stands as a transaction in its own right with no guarantee of any future supply being either sought or delivered.  There is no assurance that TDI will be able to maintain any or all of these relationships that are essential to providing it with sources for batches of equipment.  In the event that TDI is unable to maintain these relationships, it will have difficulty sourcing batches of equipment which will adversely impact its business, financial condition and results of operations.  The Company intends to actively develop a wider, more predictable and more economically valuable stream of feedstock/batches that can be progressively made available to TDI’s operation as a result of the formalization of “trusted supplier” relationships that the Company’s management seeks to cultivate with OEMs and national retailers of electronic equipment.

TDI will negotiate prices, usually on a case by case basis, with sellers of second-hand equipment, to whom it supplies the products of its refurbishment and spare parts recovery processes. A small element of the refurbished equipment is sold by TDI via on-line channels, such as eBay and Alibaba. TDI has set up eBay and Pay Pal accounts to facilitate more of this type of selling and new website development is underway to provide on-line support for this effort.

Similarly, prices for the residual scrap elements are negotiated with various commodity brokers and refiners, also on a case by case basis because these prices can fluctuate considerably as a result of spot market movements in the prices of the raw commodities. TDI does not make supplies of second-hand equipment or refurbished units under any formal supply agreements.  It is, however, usual for terms of sale to be negotiated, agreed and a deposit taken before the relevant input batch has been completely processed. In this way, TDI is able to minimize its investment in working capital and reduces its exposure to unsold inventory of processed equipment and spare parts.

E-Waste Recycling and Reverse Logistics Market

E-Waste generated from equipment that relies on microprocessors and printed circuits to function and that has business and consumer applications in telecommunications, personal computing and photographic imaging/copying is a fast growing waste stream globally and is estimated by Blumberg & Associates, among others, to be part of a $50 billion industry worldwide.  The United Nations estimates that more than 50 million tons of e-waste is generated annually and that it is growing by more than 10% per year.  The market is extremely fragmented, with the largest processor, a division of Sims Metals, a Sydney, Australia stock exchange listed company, processing about 500,000 tons annually, which represents less than 3% of the worldwide tonnage.

Electronic equipment is made from a mix of materials, many of which are toxic if improperly processed, or dumped into landfills. The damage to the environment from land filling is proven to be significant.  Lead, mercury and other exotic materials such as cadmium can leach into ground water systems, which can become harmful or lethal to humans and wildlife.  Improper processing, which is frequently undertaken in third-world countries by burning these materials to extract valuable copper and gold, for example, emits carcinogens into the air and water systems which are also a direct threat to human health.

The health hazards and environmental damage are themselves reasons to apply proper recycling processes to e-waste.  But there is an equally compelling economic reason to apply best engineering practices to the processing of e-waste.  Technology now exists that allows safe and proper extraction of the materials contained in e-waste such that nearly 100% of the input waste material can be turned into new raw materials.  With sufficient tonnage available as feedstock, investment in such engineering technologies as part of a new processing plant will be paid back within a few years.  The productivity of such engineering has resulted in it being approximately 17 times more productive to mine a ton of e-waste than it is to mine a ton of gold ore from the ground.  As key natural resources are progressively exhausted, providing the ability to recover materials through reuse and recycling is increasingly important and economically viable.

Business Strategy

The Company’s business plan is based principally on the achievement of growth through a series of targeted acquisitions of carefully selected businesses in order to create a platform that is designed with the intent of building a globally integrated business that unifies the rapidly emerging Waste Electrical and Electronic Equipment (“WEEE”) industry.  The development of an integrated business will enable the Company to successfully engage in (i) recycling of end-of-life electronics; (ii) recycling of excess inventories and obsolete parts; (iii) destruction of hard drive data; (iv) direct refining of materials; and (v) customized reporting and certification.  If the Company is successful in creating these platforms, it believes  it will benefit from having developed the ability to concentrate people and resources, share knowledge and best practice, improve logistics and realize other cost driven synergies.

Potential Acquisition of Fix-It

The Company entered into a stock and membership interest purchase agreement  (the “Fix-It Purchase Agreement”), dated June 23, 2011, with Laptop Service Center, LLC d/b/a Computer Systems Solutions, a Pennsylvania limited liability company (“CSS”), Surf Investments, Ltd. d/b/a CPU, a California corporation (“CPU,” and collectively with CSS, “Fix-It”), Kimberly Crew, an individual resident of the Commonwealth of Pennsylvania (“Crew”) and Murex Corporation, a Pennsylvania corporation (“Murex,” and collectively with Crew, the “Sellers”).  Pursuant to the Fix-It Purchase Agreement, the Company would acquire from Sellers all of the equity interest in Fix-It owned by the Sellers for an aggregate purchase price consisting of an initial payment of $750,000 (the “Initial Payment”) and a subsequent earnout payment (“Earnout”).  The Initial Payment is payable with $500,000 on the closing date (the “Closing Date”), and the remaining $250,000 pursuant to a 120-days promissory note.  The Earnout, if any, is payable after the first anniversary of the Closing Date and equates to Fix-It’s EBITDA for the first year after the Closing Date multiplied by four and reduced by the Initial Payment, provided that such Earnout amount will not exceed $3,000,000.  Fix-It is a Philadelphia, Pennsylvania based laptop computer specialist which offers for sale new and used laptops, provides repair services, and offers a range of end of life services, including recycling with operations in California and Massachusetts.

The closing of the acquisition of Fix-It remains subject to certain conditions, including, but not limited to: Sellers and Fix-It performing their obligations and covenants under the Fix-It Purchase Agreement; the Company completing its due diligence process of Fix-It and leased real estate; no material adverse change occurring to Fix-It business; the  parties obtaining all required third-party consents; Fix-It continues to operate its business in the ordinary course; the auditors of Fix-It completing the audit of the financial statements for the years ended December 31, 2009 and 2010; and other closing conditions.  The Transaction was initially expected to close on or before September 23, 2011.  The Fix-It Purchase Agreement contains certain termination rights, including the right of either party to terminate the agreement if the closing has not occurred by September 23, 2011 (as long as the terminating party has performed its obligations under the Fix-It Purchase Agreement) and a right to terminate upon a material misrepresentation or breach by the other party.  The Fix-It Purchase Agreement may also be terminated by mutual written consent of the parties.  The Parties have  held discussions to amend the Fix-It Purchase Agreement to allow more time for the completion of certain conditions to closing, but the Company can give you no assurance that the closing conditions or other conditions will ever be satisfied to allow it to close the Fix-It transaction.

The audit still has not been completed and Counsel to the Company gave the opinion that EWSI was not in breach and that no damages were liable. The Company and the Sellers remain in contact, and indeed have collaborated on some commercial activity while discussing how and on what basis they might move forward toward completion. Discussions have been ongoing but there remain unresolved difficulties between the parties and management concludes that completion of this acquisition is no longer probable.

The Company’s execution of its business plan and closing of the acquisition of Fix-It remains subject to the Company’s ability to secure sufficient financing.  As of the date of this Current Report, the Company’s  cash on hand is insufficient for it to be able to complete the acquisition of Fix-It or fully implement its business plan to grow through acquisitions.  Accordingly, the Company must obtain additional financing in order to maintain operations.   In the absence of such financing, the Company will not be able to complete the acquisition of Fix-It and could potentially be forced to cease operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.

Industry Background and Competition

People are increasingly dependent on electronic products to make life more convenient, and the stockpile of used and, or obsolete products, such as computers, mobile phones and portable electronic gadgets continues to grow, and end of life electronics are now regarded as one of the fastest growing waste streams in the world. Computer monitors and older TV picture tubes contain an average of four pounds of lead each and require special handling at the end of their lives. In addition to lead, electronics can contain chromium, cadmium, mercury, beryllium, nickel, zinc, and brominated flame-retardants. When electronics are not disposed of or recycled properly, these toxic materials can present problems for the environment and for the health of people and animals. Properly performed recycling of outdated electronics promotes the safe management of these hazardous components and supports the recovery and reuse of valuable materials.  Engineering technology is now advanced to the point where nearly 100% of the materials in electronics can be turned into new raw materials.

Computer peripherals, desktop Personal Computers (“PCs”), and CRT computer monitors are the most common equipment recycled; however, industry information estimates that the actual percentage of electronics recycled is low. Consumers discard large quantities of electronic waste every year in the form of information technology and telecom equipment, computers, monitors, cable scrap, office equipment, circuit boards, components, computer peripherals and cellular technologies.

According to Blumberg Associates, the broadly defined e-waste industry includes not only e-waste recyclers, but also aftermarket electronic equipment brokers, original equipment manufacturers with internal take-back programs, non-profit recycling organizations, scrap dealers, warranty and non-warranty repair firms and asset management firms. At present, management estimates that most market participants are small, regionally focused operators with only a few or limited services.

Waste management is highly competitive and fragmented sector. Intense competition exists among providers of certain activities, notably collection, transportation and disposal of waste volumes. The sector has a number of larger participants such as Sims Metals, Waste Management, Inc. and Allied Waste Industries, Inc. TDI competes with a number of these large operators in the markets where it operates, as well as other regional and local companies, including publicly or privately owned providers. TDI also competes with municipalities that operate their own solid waste collection and disposal facilities. These municipalities may have certain advantages over TDI due to the availability of tax revenues and tax-exempt financing.  However, TDI’s strategy based on integrating multiple elements of the electronics reverse logistics supply chain facilitates deeper and more valuable relationships with its existing and target clients.  By becoming a trusted supplier of end-to-end solutions, TDI expects to insulate its business from those operators who are only collecting the pure unwanted electronic trash.

TDI also sells recycled, refurbished and remarketed electronic assets to third parties. The markets for TDI’s products and services are characterized by the frequent introduction of new electronics technologies which compete aggressively on price with the refurbished and remarketed goods that it expects to market and sell. If TDI is unable to manage product transitions in a timely and cost-effective manner, its business, financial condition and results of operations will be adversely impacted. In addition, frequent technology changes and the introduction of next generation products may result in inventory obsolescence, which could increase cost of revenues and adversely affect operating performance.  Many of TDI’s current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than it has. Such competitors are apt to undertake more extensive marketing and advertising efforts and make more attractive offers to potential employees and customers. As a result of these factors, TDI may have difficulty competing effectively from time to time in certain markets.

Governmental Regulation on Our Business

At present, TDI operates out of the state of Ohio, which has not yet put into law any legislation regarding the handling of electronic waste, although a bill is pending.  If the current bill does become law, it will require TDI to apply for permits to remain an e-waste recycler.  TDI does not envision a problem in securing the necessary permits since it has already adopted the processing principles established for responsible recycling through various industry organizations and its practices typically exceed the requirements of local regulations. TDI chooses to voluntarily abide by the WEEE Directive as part of its competitive differentiation and thereby does not landfill electronic waste (which is still legal in nearly half of the US states) and does not export electronics unless they are to companies which agree not to landfill the product and to use best practices in the processing of materials in such a way that human and animal health is protected. The standards TDI chooses to adopt are voluntary in the state of Ohio  and include  the guidelines recommended and published by the United States Environmental Protection Agency  as R2.   TDI has voluntarily adopted the R2 and WEEE Directive compliance standards even though it is not required to do so. R2 stands for the Responsible Recycling Practices for use in accredited certification programs for electronics recyclers. The R2 practices set forth requirements relating to environmental, health, safety, and security aspects of electronics recycling. R2 also requires e-recyclers to assure that more toxic material streams are managed safely and responsibly by downstream vendors-all the way to final disposition. It also prohibits recyclers and their downstream vendors from exporting these more toxic materials to countries that have enacted laws making their import illegal.  The R2 practices standard focuses on the performance of electronics recyclers in the areas of (i) environmental and public health; (ii) worker health and safety; (iii) security (data and facility); and (iv) the whole of the recycling process and chain of custody of materials through final disposition.

In the United States, there is no national legislation governing electronic waste, though several bills have been proposed.  There is legislation pending in Congress, notably H.R. 2284, The Responsible Electronics Recycling Act of 2011. Congress failed to act on this legislation previously and it is unknown whether it will pass or not.  The Obama administration and electronics industry leaders recently unveiled a national e-waste “strategy” to promote U.S. based recycling and U.S. based recycling jobs. The strategy also included an emphasis on designing products so they can be more easily recycled.  As outlined in the strategy report, the Federal Government will:

•	promote the development of more efficient and sustainable electronic products;
•	direct Federal agencies to buy, use, reuse and recycle their electronics responsibly;
•	support recycling options and systems for American consumers; and
•	strengthen America’s role in the international electronics stewardship arena.

This strategy extends the voluntary ‘R2’ policy established and announced by the US EPA.  The United States Environmental Protection Agency (“EPA”) does include discarded Cathode Ray Tube (“CRT”) monitors in its category of “hazardous household waste”.  However in its present form, neither the EPA nor the Obama administration strategy has enforcement powers under the law.  As a result, presently the only laws of the US relating to the handling of electronic waste with any significant enforcement powers are state based  (other than the environmental laws regarding the disposal of hazardous waste described below).

Twenty-six states have passed or have pending legislation regarding the proper disposal of e-waste.  Most are designed to divert e-waste from landfills and incinerators.  Some, such as California provide a more rigid structure, including capturing a recycling fee for covered electronics at the point of sale and then providing for redistribution of those fees to registered e-waste collectors and recyclers.  These various laws sometimes include restrictions on the movement of e-waste, which requires transportation permits. In some jurisdictions, collectors who store waste for more than 10 days must meet the requirements of, and become licensed as, an e-waste facility, such as in California today, and may be extended to more jurisdictions as legislation progresses. TDI is currently actively engaged in the collection; storage and sale of electronic waste materials and in the breaking down of certain elements of that electronic waste.  The Company and TDI expect to expand its operations and as it does, it will have to apply for the licenses and permits necessary to perform those activities.  Failure to do so would negatively impact the Company’s business.

As the Company and TDI expand beyond Ohio, its operations are expected to be increasingly subject to those federal, state, and local laws and regulations regarding the protection of the environment. The environmental issues impacting our sector largely result from potential soil, surface water and groundwater contamination in connection with the landfill processing of e-waste, which we do not engage in. At this time, the Environmental Protection Agency does not require that collectors, such as us, be licensed.

The environmental issues of concern to our company result from potential soil, surface water or groundwater contamination in connection with the storage and disposal of waste.  The EPA has an oversight responsibility through the Resource Conservation and Recovery Act (“RCRA”), which requires that hazardous waste is tracked from the time it is generated until its final disposition, however electronics are presently exempted from being classified as hazardous waste. Further with the enactment of the Comprehensive Environmental Response, Compensation and Liability Act in 1980, a super fund was created for the clean up and remediation of closed and abandoned hazardous waste sites. A facility that treats, stores or disposes of hazardous waste must obtain a permit under the RCRA. Individual states may regulate particular categories of waste more stringently than that mandated by the EPA because the EPA is authorized to delegate primary rulemaking to individual States and most states have now implemented such regulations.

The federal government also mandates the requirements for hazardous waste landfill sites together with state and local governmental agencies which may have criteria of their own and which in some cases may be more stringent than the federal regulations.  The EPA is also the regulatory authority governing vehicle emissions and emissions from large Municipal Waste Combustors (“MWC”) (greater than 250 tons per day), small MSWs (less than 150 tons per day) (MWCs are incinerators which burn household, commercial/retail and or institutional waste), Hazardous Waste Combustors (‘HWC”) and Medical Waste Incinerators.

State or federal MWC plans also include source and emission inventories, emission limits, testing, monitoring and reporting requirements or site-specific compliance schedules including increments of progress. As worldwide emissions levels have increased dramatically, a greater understanding of the impacts of these emissions have resulted in increased regulation and new development practices have been implemented to reduce emissions in countries worldwide.

All of the above are elements of the regulatory environment in which our solutions and the proposed applications of those solutions are developed and delivered.  Failure to comply with applicable environmental laws will have a material adverse effect on our business, financial condition and results of operation. We could incur substantial expenditures for preventative, investigative or remedial action and could be exposed to liabilities arising from our operations or the disposal of waste at off-site locations. Environmental laws and regulations could become more stringent over time and there can be no assurance that our operations will not be subject to significant costs in the future. Any expenditures or liabilities we may incur could have a material adverse effect on our results of operations and financial condition.

It is also our intent to continue to operate to the highest standards of responsible recycling of electronic waste, which is presently the law of the European Union, operating under the name of the WEEE Directive. The European Union’s WEEE Directive is presently the most comprehensive legislation in the world.  It simultaneously bans the land filling of e-waste, prohibits its export to countries who do not wish it to be imported, and mandates that electronic retailers and manufacturers establish or join with organizations to recycle a mandated percentage of what is sold into the market each year.  Failure on the part of those organizations to comply can lead to termination of their right to trade in EU member countries.  An expansion into the European market, as is our current plan, will require compliance with EU legislation, the WEEE Directive.

Costs and Effects of Compliance with Environmental Laws; Environmental Matters

Ohio does not have any legislation requiring special permitting or licensing regarding e-waste.  According to Ohio’s EPA Advice Document, “Ohio's hazardous waste rules do not require a facility that recycles electronic equipment to obtain a hazardous waste permit. However, the owner/operator of the facility must evaluate any waste generated from the recycling process and manage it accordingly. Ohio EPA's Division of Air Pollution Control may require the owner/operator to obtain an air permit for its recycling equipment. The Division of Surface Water or the publically-owned treatment works may require permits for waste water discharges. The Division of Solid and Infectious Waste Management may also require a transfer facility license.”  None of these conditions apply to TDI and management does not expect that they will apply in the future.  Accordingly, there is no direct cost to the company to remain compliant.

According to the EPA’s website at this date, “At present, there is no Federal mandate to recycle e-waste. There have been numerous attempts to develop a Federal law. However, to date, there is no consensus on a Federal approach. The US EPA does not audit or certify facilities for compliance with any electronics recycling standard.”  Registration with the EPA is voluntary, unless the company handles leaded batteries, lamps, or CRT’s which have had the vacuum seal broken.  In these exceptions, there may be a requirement for registration as a hazardous waste site.  Presently TDI does not process such e-waste streams, and there is no direct cost to the company.

Insurance

We do not currently carry any kind of product liability or other business insurance.

Legal and Administrative Proceedings

We are not currently a party to any material legal or administrative proceedings, and we are not aware of any threatened material legal or administrative proceedings against us. During the due diligence process relating to the acquisition of TDI, we learned that the sale of TDI’s stock by the Seller might be challenged due to certain ownership issues and potential claims of fraudulent conveyance unrelated to TDI. If asserted and successful, such claims would jeopardize our ownership of TDI’s stock. In the TDI Stock Purchase Agreement, we have various indemnification protections from the Seller; however, we might incur legal and operation costs in resolving potential claims and there is no guarantee that we would be able collect from the Seller any amounts we would potentially be entitled to under the indemnification provisions in the TDI Stock Purchase Agreement.

Patents, Trademarks and Licenses

We do not own, either legally or beneficially, any patent, trademark or license.

Research and Development Expenditures

We have not incurred any research or development expenditures to date.

Facilities

We currently lease an office together with workshop and storage space at 1033 Brentnell Avenue, Columbus, Ohio at a monthly rent of $4,200.  We have no other facilities.

Employees

We have three full-time employees at the present time, consisting of Martin Nielson, our Chief Executive Officer, Steven Hollinshead, our Chief Financial Officer, and Susan Johnson, our Secretary/Treasurer.

We engage contractors from time to time to consult with us on specific tasks.  Presently, we have engaged one contractor that provides work to us on a recurring basis.

TDI is managed by Mr. George Pardos under the terms of the Consulting Agreement entered into and described in Item 1.01 above.  TDI’s work force consists entirely of independent contractors and it does not presently employ any full-time employees. TDI’s contracted laborers are manual, semi-skilled with training in the destruction of stored electronic data as well as the execution of Level-1 repair work including: diagnosis and component replacement.

Subsidiaries

As described above, TDI became a wholly owned subsidiary of the Company following the Company’s acquisition of all of the issued and outstanding capital stock of TDI.  In connection with the completion of the Transaction, TDI changed its name to E-Waste Systems (Ohio), Inc.

E-Waste Systems (UK) Ltd. is a subsidiary entity which was registered in England and Wales on February 8, 2011 and formed for the purpose of acquiring providers of waste electric and electronic equipment processing services based in the United Kingdom and other European Union member countries.

Unregistered Sales of Equity Securities

In connection with the Company’s acquisition of all of the issued and outstanding capital stock of TDI, the Company issued to Ikaria Holdings, LLC 200,000 shares of its common stock and 400 of the Company’s Series A Preferred Stock (the “Series A Shares”) as part of the consideration paid at closing in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.  Our stock transfer agent affixed appropriate restricted legends to the stock certificate issued to Ikaria Holdings, LLC.  Ikaria Holdings, LLC was given adequate access to sufficient information about us to make an informed investment decision.  Neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

RISK FACTORS

The following are certain identifiable risk factors for our business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the SEC.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all other information contained in this Current Report before deciding to invest in shares of our common stock. While all risks and uncertainties that the Company believes to be material to its business and therefore the value of our common stock are described below, it is possible that other risks and uncertainties that affect our business will arise or become material in the future. If we are unable to effectively address these risks and uncertainties, our business, financial condition or results of operations could be materially and adversely affected. In this event, the value of our common stock could decline and you could lose part or all of your investment.

Risks Associated With Our Business

We have no operating history.

We were incorporated on December 19, 2008 in the State of Nevada.  Our wholly owned subsidiary, E-Waste Systems (UK) Ltd. was founded in January 2011 for the purpose of implementing our growth strategy. We acquired all of the issued and outstanding capital stock of TDI on October 14, 2011. To date, we have engaged primarily in finalizing our business plan, developing our products and services, establishing the corporate and other formalities necessary to begin operations, and negotiating acquisitions and relationships with strategic business partners. Prior to our acquisition of TDI, TDI had limited operating history, since it started its operations in March 2010. Accordingly, we have minimal operating history on which to base an evaluation of our business and prospects.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development.  We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

Investors may lose their entire investment if we are unable to continue as a going concern.

We cannot guarantee that we will be successful in our future operations. We have incurred net losses since our inception and expect to continue to do so for the foreseeable future. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements. If our business fails, the investors in may face a complete loss of their investment.

E-Waste may not be able to obtain the financing required to complete the proposed acquisition of Fix-IT pursuant to the terms of the Fix-It Purchase Agreement.

The closing of the acquisition of Fix-It is subject to certain conditions.  The Fix-It Transaction was initially expected to close on or before September 23, 2011.  The Fix-It Purchase Agreement contains certain termination rights.  The parties are in discussions to amend the Fix-It Purchase Agreement to allow more time for the completion of certain conditions to closing, but the Company can give you no assurance that the closing conditions or other conditions will ever be satisfied to allow it to close the Fix-It Transaction.  Our execution of our business plan and the closing of the acquisition of Fix-It is subject to the Company’s ability to secure sufficient financing.  As of the date of this report, the Company’s current cash on hand is insufficient to be able to complete the acquisition of Fix-It or fully implement our business plan to grow through acquisitions.  Accordingly, we must obtain additional financing in order to close the acquisition of Fix-It and maintain operations.   In the absence of such financing, the Company will not be able to complete the acquisition of Fix-It and could potentially be forced to cease operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.

We may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources and, since our inception, have incurred a net loss and negative cash flows. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. Unless we begin to generate sufficient revenues from our business to finance our ongoing operations, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. We have no intention of liquidating. However, in the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, we may be unable to compete effectively.

The market for customers is regionally competitive and such competition is expected to continue to increase. We compete with large national e-waste management companies, and numerous regional and local companies for collection accounts, as well as electronics waste recyclers that operate either for profit or non-profit groups that collect surplus electronic office equipment for resale and refurbishing. Practically all of our existing competitors have longer operating histories, greater name recognition and market presence, larger customer bases, greater technical and marketing resources and significantly greater financial and operational resources than us, which may allow them to reduce prices in order to expand sales volume or win competitive bid projects. Such competitors are apt to undertake more extensive marketing and advertising efforts and make more attractive offers to potential employees and customers. As a result of these factors, we may have difficulty competing effectively from time to time or in certain markets.

We might be subject to increased competition due to new competitors entering the marketplace.

Currently we offer a low technology, labor intensive solution to e-waste management.  The e-waste management market is highly fragmented with virtually no barriers to entry. Accordingly, there is a risk that we will be squeezed out of the market by one, or more, of our competitors that are offering the same low-tech solutions on more attractive commercial terms.

Our opportunity for additional revenues streams will be reduced if we are unable to resell a portion of the waste we collected to a third-party recycling company.

We plan to resell certain of the electronic components that we collected using commercially reasonable practices to third-party recycling companies. These items will be delivered to third-party processing facilities in exchange for a fee paid to us. The resale prices of, and demand for, recyclable materials, can be volatile and subject to changing market conditions. If, for any unforeseen reason or events beyond our control, we are unable to realize sales of recyclable materials, our potential revenues will be reduced.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

The market for our service is characterized by rapidly changing technology, evolving industry standards, changing customer needs and frequent changes in technology. Our future success will depend on our ability to enhance our current services, advertise and market our services and respond to emerging industry standards and other technological changes on a timely and cost effective basis. There can be no assurance that we will be successful in enhancing our existing service offerings on a timely basis or that any new enhancements will achieve market acceptance. If we fail to anticipate or respond adequately to changes in technology and customer preferences these events could have a material adverse effect on our business, financial condition and results of operation.

Reduced capital expenditures by businesses will negatively impact our revenues streams.

We provide solutions for businesses to purge excess or unwanted electronic waste products and materials. As a result, our business depends substantially upon capital expenditures relating to technology of small, midsize and large companies and organizations as they replace their outdated technological equipment. A recession or other adverse event affecting the marketplace for technology spending in the United States could impact such demand, forcing our current and potential customers to curtail or postpone capital expenditures and thereby reduce the amount of equipment we get to service, and outdated equipment we get paid to remove. Any adverse change in the amount or timing of electronic surplus expenditures by our target customers may diminish our revenue generating potential.

Our business is dependent on the strength of the industry, which could be both cyclical and seasonal.

The e-waste part of the electronics reverse logistics industry is relatively new and it is difficult to predict with any accuracy any correlation to economic growth or seasonality. Also, when general national and global economic conditions are or are perceived to be weak, there is typically less consumer purchasing of new electronic equipment which could lead to less product for refurbishment or recycling.  A decrease in the current level of demand or disappointing job growth could adversely affect the business.

In order to increase our revenues, we believe we must further expand our business operations. We cannot assure you that our internal growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

In order to maximize the potential growth in our current and potential markets, we believe that we must further expand the scope of our services in the e-waste management industry. One of our strategies is to grow internally through increasing the customers we target for e-waste recycling and refurbishing business and entering new geographic markets in the United States and globally through targeted acquisitions. However, many obstacles to this expansion exist, including, but not limited to, our need to secure sufficient financing to implement this growth strategy, increased competition from similar businesses, international trade and tariff barriers, unexpected costs, strain on internal resources, laws and regulations in each jurisdiction we plan to do business, and costs associated with marketing efforts. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

In addition to our internal growth strategy, we may grow through strategic acquisitions. We cannot assure you that our acquisition growth strategy will be successful resulting in our failure to meet growth and revenue expectations.

We also intend to pursue opportunities to acquire businesses in the United States and globally that are complementary or related to recycling and management of e-waste. However, we may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations will likely require us to secure debt financing or equity financing, resulting in leverage or dilution of ownership. However, there are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations. Moreover, the identification and completion of these acquisitions may require us to expend significant management time and effort and other resources. Integration of acquired business operations could also disrupt our business by diverting management away from day−to−day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

Our business will be harmed if we are unable to manage growth.

Our business may experience periods of rapid growth that will place significant demands on our managerial, operational and financial resources.  In order to manage this possible growth, we must continue to improve and expand our management, operational and financial systems and controls.  We will need to expand, train and manage our employee base and/or retain qualified contractors. No assurances can be given that we will be able to timely and effectively meet such demands.

The e-waste industry is subject to increasing and continuously changing government regulation, and existing or future regulations may restrict our operations, increase our costs of operations or require us to make additional capital expenditures.

Increasing and changing government regulations at the federal, state and local level in the United States and foreign jurisdictions have a substantial impact on our business, and compliance with such regulations might be costly. Various states have enacted, or are considering enacting, laws and regulations relating to e-waste management and e-waste disposal. Among other things, such laws may restrict our operations and adversely affect our financial condition, results of operations and cash flows. Future changes in the laws and regulations may require us to modify, supplement or replace equipment or facilities. In connection with our compliance with such laws and regulations, as well as our compliance with industry environmental initiatives, and our commitment to sound corporate citizenship in all aspects of our business, we could incur substantial compliance and operating costs and be subject to disruptions to our operations and logistics. In addition, if we were found to be in violation of these laws or noncompliant with these initiatives or standards of conduct, we could be subject to governmental fines, liability to our customers and damage to our reputation and corporate brand which could cause our financial condition or operating results to suffer.

Dependence on a limited number of qualified suppliers could lead to delays, lost revenue or increased costs.

Our future operating results may depend substantially on our suppliers’ ability to supply us with sufficient volumes of end life electronics and other supplies to meet our operating and growth requirements. As such, the success of our operations and growth depends on our ability to gain access to and integrate parts from reliable suppliers. To do so, we must maintain effective relationships with our supply base to source our needs and maintain continuity of supply at reasonable costs. If we fail to maintain effective relationships with our supply base, this may adversely affect our ability to develop and deliver product to our customers and our profitability could suffer as a result.

We may incur clean up and exposure costs relating to hazardous materials.

The asset recovery and waste recycling activities we undertake require the safe handling of a number of hazardous materials. Our operating policies and procedures are designed to minimize the risk that any of our operatives, members of the general public or the wider environment become exposed to such materials. There is no guarantee that a situation will never arise when some of these materials become dispersed and create a risk to those in the immediate vicinity.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the

Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

The costs of complying with the SEC reporting requirements may be substantial. In the event we are unable to establish a base of operations that generate sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Our success is dependent upon a limited number of people.

The ability to identify, negotiate and consummate transactions that will benefit us is dependent upon the efforts of our management team.  The loss of the services of any member of our management could have a material adverse effect on us.

We may not be able to attract and retain qualified personnel necessary for the implementation of our business strategy.

Our future success depends largely upon the continued service of board members, executive officers and other key personnel.  Our success also depends on our ability to continue to attract, retain and motivate qualified personnel.  Our personnel represent a significant asset, and the competition for such personnel is intense in the industry.  We may have particular difficulty attracting and retaining key personnel in the initial phases of our operations.

As some of our officers and directors are located outside of the United States, you may have no effective recourse against us or our management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

Some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against some of our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Indemnification of officers and directors.

Our Certificate of Incorporation and Bylaws contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties.  Our stockholders therefore will have only limited recourse against the individuals.

Risks Associated with the Acquisition of TDI

We might be subject to claims relating to the validity of the sale of TDI’s stock by the Seller

During the due diligence process relating to the acquisition of TDI, we learned that the sale of TDI’s stock by the Seller might be challenged due to certain ownership issues and potential claims of fraudulent conveyance unrelated to TDI. If asserted and successful, such claims would jeopardize our ownership of TDI’s stock. In the TDI Stock Purchase Agreement, we have various indemnification protections from the Seller, however, we might incur legal and operation costs in resolving potential claims and there is no guarantee that we would be able collect from Seller any amounts we would potentially be entitled to under the indemnification provisions in the TDI Stock Purchase Agreement.

It is uncertain whether TDI can maintain its current supplier base.

TDI’s commercial viability depends on receiving a sufficient flow of end of life electronics to feed its repair, refurbishment and asset recovery business. TDI is dependent on the relationships Mr. Pardos has cultivated with several producers and consolidators of electronic equipment for its supply of product.  In addition, TDI does not have any oral or written agreements with its suppliers and all negotiations are done on a batch-by-batch basis.  As such, there is no assurance that TDI will be able to obtain the necessary volumes of end of life electronics at acceptable prices or be able to maintain any or all of these relationships that are essential to providing it with sources for batches of equipment.  In the event that TDI is unable to maintain these relationships, it will have difficulty sourcing batches of equipment which will adversely impact its business, financial condition and results of operations.  Any decline in volume and fluctuation in pricing could have a material adverse effect on TDI’s financial condition and results of operations.

It is uncertain whether TDI can maintain its current customer base.

TDI does not have any oral or written agreements with its customers. TDI negotiates sales of individual units or lots on a case-by-case basis. Customers may choose to procure products from companies other than TDI. Such actions will adversely affect TDI’s financial condition and results of operations.

TDI may not have access to a qualified workforce.

In order to carry out its repair, refurbishment and spare parts recovery business, TDI relies on a small work force comprised of contract labor rather than permanent employees. Consequently, TDI is faced with a risk of not being able to access a sufficient number of suitable independent contractors to maintain a necessary level of operation.

TDI may not have sufficient leased space to operate its business.

TDI has recently entered into a lease agreement for an additional 23,000 square feet of space adjacent to its pre-existing storage and processing facility, which it intends to vacate. There is no certainty that the leased space will be sufficient to operate the business and accommodate a continued increase in e-waste products volume.

TDI’s operational and financial systems are unsophisticated.

TDI has very recently introduced a measure of automation into its operational and financial systems to eliminate manual books and records. This has entailed a significant change for management and the work force. To the extent that new IT-based systems are not properly maintained and updated because of a lack of diligence or knowledge on the part of the operators, TDI’s business is likely to be adversely affected.

Risks Associated With Our Capital Stock

Because our former executive officer and director, Mr. Igor Svishevskiy, owns 62.4% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Svishevskiy are inconsistent with the best interests of other stockholders.

Mr. Svishevskiy is formerly our sole executive officer and director. He owns approximately 62.4% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters which require approve of our stockholders, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Mr. Svishevskiy may prevent or frustrate attempts to effect a transaction or series of transactions that is in the best interest of minority shareholders. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets which would require the approval of our stockholders, the interests of Mr. Svishevskiy may differ from the interests of the other stockholders.

The floating conversion price for our Series A Convertible Preferred Stock may lead to significant shareholder dilution and a corresponding drop in the market price of common stock.

Our Series A Convertible Preferred Stock is convertible into our common stock at a “floating” conversion price.  This conversion price adjusts according to the market price of our common stock.  If the market price of our common stock declines, the Series A Convertible Preferred Stock will be convertible into a greater number of shares of common stock, which has the effect of diluting the ownership interest of all other holders of common stock.  If the market price of our common stock were to decline significantly, this dilution could be substantial.

Furthermore, any dilution may cause the market price of the common stock to decline further, resulting in additional dilution and a continued potential adverse effect on the common stock price thereafter.  To the extent that the holders of our Series A Convertible Preferred Stock convert part of their Series A Convertible Preferred Stock and sell the common stock into the market, this could result in an imbalance of supply and demand for our common stock and reduce its price.  Because the lower limit on the floating conversion price is very low  - $0.001 per share - these series of events could lead to a vicious cycle, driving the market price of the common stock downward until it reaches that lower limit. Until it reaches that lower limit, the further the market price of our common stock declines, the further the floating conversion price will fall and the greater the number of shares we will have to issue upon conversion.

In addition to affecting the market price of our common stock and diluting the value of each share of common stock for existing shareholders, the floating conversion price and the effects that it may have may also make it more difficult for us to raise capital in the future, which could adversely affect our ability to operate or grow our business.

Conversion Limitations on Our Preferred Stock May be Waived, Permitting a Change in Control of the Company.

Because the Certificate of Designations, Preferences and Rights for the Series A Convertible Preferred Stock contains “blocker” provisions, the number of shares of common stock into which our Series A Convertible Preferred Stock is convertible is currently limited to 4.99% of the outstanding shares of our common stock.  However, either or both of the blocker provisions in the Certificate of Designations may be waived by the holder of our Series A Convertible Preferred Stock upon 61-days’ notice.  If the sole holder of our Series A Convertible Preferred Stock were to waive these blocker provisions and the market price for our common stock reaches the lower conversion limit of $0.001 per share, the holder would be able to acquire after 61 days has passed 44,000,000 shares of our common stock which equates to approximately 30.5% of our common stock.

Consequently, if the holder waived these blocker provisions and converted the preferred stock into common stock 61 days later, the holder would be able to exert substantial influence over our company.  In addition, depending on the market price of the common stock on the date(s) when the Series A Convertible Preferred Stock is converted, the holder may even be able to control matters requiring approval by our stockholders, including the election of all our directors, approving any amendments to our certificate of incorporation, increasing our authorized capital stock, effecting a merger or sale of our assets and determining the number of shares available for issuance under our stock plans. If the holder acquired this control, no further change of control of our company could likely occur without the holder’s consent.

The holder’s voting control might discourage transactions involving a change of control of our company, including transactions in which you as a holder of our common stock might otherwise receive a premium for your shares over the then current market price. The holder is not prohibited from selling a controlling interest in our company to a third party and may do so without your approval and without providing for a purchase of your shares of common stock. Accordingly, your shares of common stock might be worth less than they would be if the holder were not to acquire voting control over us.

If we issue shares of preferred stock with superior rights as compared to our common stock, it could result in the decrease the value of our common stock.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation authorize the issuance of 190,000,000 shares of our common stock and 10,000,000 shares of preferred stock.  The common stock or preferred stock can be issued by our board of directors, without stockholder approval.  Any future issuances of our common stock would further dilute the percentage ownership of our common stock held by public stockholders.

Trading on the over-the-counter bulletin board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the over-the-counter bulletin board service of the Financial Industry Regulatory Authority (the “OTCBB”).  Trading in stock quoted on the OTCBB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects.  This volatility could depress the market price of our common stock for reasons unrelated to operating performance.  Moreover, the OTCBB is not a stock exchange, and trading of securities on the OTCBB is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex.  These factors may result in investors having difficulty reselling any shares of our common stock.

Because our common stock is quoted and traded on the OTCBB, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale.  The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.  Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock.  As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected on the OTCBB or any other available markets or exchanges.  Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price.  You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	potential investigations, proceedings or litigation that involves or affects us;

•	risk that we will not be able to remediate identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned exploration and development projects;

•	actual or anticipated fluctuations in our operating results;

•	the absence of securities analysts covering us and distributing research and recommendations about us;

•	we expect our actual operating results to continue to fluctuate;

•	we may have a low trading volume for a number of reasons, including that a large amount of our stock is closely held;

•	overall stock market fluctuations;

•	economic conditions generally and in the e-waste industries in particular;

•	announcements concerning our business or those of our competitors or vendors;

•	our ability to raise capital when we require it, and to raise such capital on favorable terms;

•	changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts;

•	conditions or trends in the industry;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or joint ventures;

•	future sales of common stock;

•	actions initiated by the SEC or other regulatory bodies;

•	existence or lack of patents or proprietary rights;

•	departure of key personnel or failure to hire key personnel; and

•	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock.  In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our stock is a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the SEC, Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Our Securities not currently eligible for sale under Rule 144 and any future sales of our securities may be adversely affected by our failure to file all reports required by the Exchange Act.

Rule 144 as promulgated under the Securities Act is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company, unless certain conditions are satisfied. We are a former shell company. As a result, our securities cannot be resold under Rule 144 unless certain conditions are met. These conditions are:

•	the issuer of the securities has ceased to be a shell company;
•	the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;
•	the issuer has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and
•	one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the Commission reflecting its status as an entity that is no longer a shell company.

This Current Report contains Form 10 information reflecting our status as an entity that is no longer a shell company, but one year must elapse from the filing date of this Current Report in order for our securities to be eligible for sale under Rule 144, provided the other conditions set forth above are satisfied.  No assurance can be provided that we will be compliant with these conditions.  If after one year has elapsed from the filing date of this Current Report we, as a former shell company, ever fail to file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, our securities will not be eligible to be resold under Rule 144.

While our shares are quoted on the OTC Bulletin Board, we are required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

While the common stock is quoted on the OTCBB, we will be required to remain current in our filings with the SEC in order for shares of the common stock to be eligible for quotation on the OTCBB. In the event that we become delinquent in our required filings with the SEC, quotation of the common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If the common stock is not eligible for quotation on the OTCBB, investors in the common stock may find it difficult to sell their shares.

We have never paid dividends and have no plans to in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors.  To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, to provide funds for operation of our business.  Therefore, any return to investors in our common stock will have to be in the form of appreciation, if any, in the market value of their shares of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Business” and the Financial Statements attached hereto as Exhibits 99.1 and 99.2 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report.  See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

Background

On  October 14, 2011, the Company completed its acquisition of TDI through its purchase of all of the issued and outstanding capital stock of TDI.  As a result of the Transaction, TDI became a wholly owned subsidiary of the Company and the Company assumed the business operations of TDI.  Following the Transaction, the business of TDI constitutes all of the Company’s operations.  As such, the following Management Discussion and Analysis is focused on the current and historical operations of TDI, and excludes the prior operations of the Company.  With respect to this discussion, the terms “TDI,” the “Company,” “we,” “us,” and “our” refer to Tech Disposal, Inc.  This discussion and analysis should be read in conjunction with the financial statements and notes, and other financial information included in this report.

Overview

Founded in March 2010 and headquartered in Columbus, Ohio, TDI’s business provides repair, refurbishment and end-of life processing of electronic equipment to customers who are primarily located in or around Columbus, Ohio.  TDI negotiates to buy batches of electronic waste from various suppliers. These batches are manually inspected and the units contained therein categorized as suitable for repair, refurbishment, spare parts recovery and scrap for recycling. The repaired and refurbished units are resold through various channels to the used electronic equipment market, including on-line channels such as eBay.

Business Plan Over the Next 12 Months

EWSI management’s business plan for TDI during the next 12 months is focused on achieving growth and places emphasis on the following steps being taken:

TDI is being renamed and re-branded to E-Waste Systems (Ohio) and its facilities and vehicles will be rebranded with the logo and name of EWSI.

EWSI’s management has developed a plan governing the processes to be deployed for the first weeks and months following closing of any acquisition, and these will be applied directly to TDI, elements of which are described in the following paragraphs.

TDI has moved to new, larger premises as a result of the increase in flow of e-waste into the company.  This has resulted from new and expanding customer relationships such as with Toshiba, with the Columbus School Board, with Solid Waste Authority of Central Ohio, and with Tech Columbus.

Management plans a series of promotional activities to raise awareness and to increase sales, including a new and expanded website, press releases and interviews for newspapers and magazines, email marketing to the data base of contacts obtained in the acquisition, retaining of key individuals with significant business development expertise, extended membership in trade associations, introduction of an advisory board to promote expanded commerce, joint ventures with companies providing complementary services, and leveraging of the contacts of its board of directors.

To support what we believe will be an expansion of operations, new systems and procedures are planned such that materials can flow into and out of the company with efficiency and with faster throughput.  A new accounting system was implemented shortly before the acquisition closed and this will be linked electronically to other systems the company will use to control its management information processes.  New measures of performance will be implemented along with new procedures for budgeting, treasury management, spending authority approval, and personnel policies.

EWSI’s own business plan is centered on the creation of a group of companies which integrates each of the most important electronics reverse logistics services now in existence.  These include companies providing the following services:  warranty and non-warranty repair, returns management, refurbishment and resale of used equipment, parts harvesting and recycling to extract commodities.  In the industry today, these services are often provided by sub-specialist smaller companies.  It is management’s view that by selectively acquiring these specialist companies, and then integrating their services that the resulting group can become a more valuable service provider to its prime customer base, namely the original equipment electronics manufacturers, electronics resellers and distributors, corporations, government institutions and third party logistics providers.  The company maintains a working list of these acquisition targets, which it has carefully researched s and with whom it is now in various stages of negotiation.

Additional capital is required and the Company has agreed terms to hire a FINRA and SIPC registered investment banking team to lead this effort.

EWSI’s management expects to incur costs of approximately $600,000 during the next 12 months evaluating potential acquisition targets. These costs are in addition to on-going general and administrative expenses that management expects to increase to approximately $150,000 per month during the next 12 months. Approximately $80,000 of the expected monthly general and administrative expenses relates to Directors’ and Officers’ compensation. The balance includes professional fees in relation to EWSI’s compliance obligations and travel costs. There is no assurance that sufficient financing can be secured in order to implement the foregoing business plan.

Factors impacting TDI’s Results of Operations

The principal factors that impact our past and future results of operations include:

•
Availability of feedstock volumes. We do not have any formal contracts with our suppliers of feedstock batches. There is no mechanism in place that effectively underpins our access to a regular, predictable volume of feedstock each week/month. Our revenue streams are all dependent on batches of used electronic equipment being available to fuel the repair, refurbishment and spare parts recovery processes from which the revenue base is derived.

•
Demand for second-hand electronic equipment. Our revenue, operating results and investment in working capital depend on the level of demand for second-hand electronic equipment that has been repaired and/or refurbished together with a requirement for recovered spare parts that can be used in repair and refurbishment operations.  We will usually have concluded an agreement or be in advanced negotiations to sell our repaired and refurbished units before we commit to buying feedstock batches. This careful management of the profits and cash cycles will be disrupted if demand for used electronics were to sharply decline for any reason including businesses and consumers curtailing their investment in new equipment in response to changes in economic conditions.

•
Market prices for certain commodities. Our business is affected by changes in the market prices of certain traded commodities, notably those precious  metals that are used to manufacture key components found in electronic equipment today. Movements in the prices at which these commodities are traded influences the prices at various stages of the reverse supply chain for electronic goods, including the prices that we negotiate to acquire our feedstock volumes and the value we are able to extract from the residual scrap remaining at the end of our repair, refurbishment and spare parts recovery processes.

•
Regulatory changes. The businesses that derive their revenue and profits from handling electronic waste in the United States are exposed to increasingly pervasive legislative and regulatory regimes at both Federal and State levels of government. Each time the legal or regulatory backcloth changes it is likely that incremental cost is added to the reverse supply chain, which in turn implies that all participants in that supply chain will observe an increase in their operating cost base, which depending on their leverage may, or may not, be capable of being passed on downstream. We operate in the State of Ohio, where there is proposed legislation being prepared with the purpose of controlling more stringently the behavior of the reverse supply chain for electronic goods.

•
General and administrative costs. Our business is still very young and at the beginning of its pursuit of organic and external growth. In order to execute on any strategy for growth, we expect to have to further increase its general and administrative overheads cost base. Our results from operations will be adversely impacted if these additional overhead costs are incurred before the growth in revenue is received.

Results of Operations

Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010

Revenues

We generated revenue of $262,192 during the three months ended September 30, 2011, compared with $1,500 during the corresponding period of 2010.  Sales realized during the three months ended September 30, 2011 are primarily attributable to repaired and refurbished photocopiers and personal computers sold into the second hand market place together with earnings derived from sales of electronic scrap collected at the end of our repair, refurbishment and spare parts recovery processes.  The increased revenue for the three months ended September 30, 2011 compared with the corresponding period of 2010 is due to the fact that we were incorporated on March 26, 2010 and much of the three months ended September 30, 2010 was dedicated to configuring our processes and establishing a base of operations in Columbus, Ohio.

Cost of Sales

Cost of sales for the three months ended September 30, 2011 amounted to $238,462, compared with $0 for the corresponding period of 2010.  Costs of sales were comprised primarily of the cost of acquiring batches of used electronic equipment together with the labor cost incurred in processing them.  The increased cost of sales during the three months ended September 30, 2011 compared with the same period of 2010 is because we were incorporated on March 26, 2010 and for much of the three months ended September 30, 2010 we were not in a position to begin acquiring batches of used electronic equipment for use in our the repair, refurbishment and spare parts recovery processes from which we derive our revenue. For the three months ended September 30, 2010, we acquired batches of electronic equipment at no cost which generated the revenue disclosed above.

Gross Profit
Gross profit for the three months ended September 30, 2011 was $23,730, or approximately 9% of revenues, as compared to gross profit of $1,500 for the three months ended September 30, 2010.

 Operating Expenses

We incurred operating expenses of $48,481 for the three months ended September 30, 2011, as compared to operating expenses of $19 for the three months ended September 30, 2010.  This increase in operating expenses is attributable to an increase in operations.  Our operating expenses consist of depreciation expense, officer compensation expense and general and administrative expense.

For the three months ended September 30, 2011, we incurred depreciation expenses of $2,732, as compared to $0 for the three months ended September 30, 2010.  Depreciation expenses relates primarily to motor vehicles used in the business.  For the three months ended September 30, 2011.  For the three months ended September 30, 2011, we incurred general and administrative expenses of $45,749, as compared to a credit of $76 for the three months ended September 30, 2010.  Our general and administrative expenses are primarily attributable to rent expense and costs associated with maintaining our motor vehicles.

We anticipate that our operating expenses will continue to increase as we seek to increase the scale and range of services our business can offer to our customers.

Net Income (Loss)

As a result of the above, for the three months ended September 30, 2011 and 2010, we reported a net loss of $24,751 and a net income of $1,481, respectively.

Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010

Revenues

We generated revenue of $435,716 during the nine months ended September 30, 2011, compared with $1,500 during the period from March 26, 2010 (date of inception) to September 30, 2010.  Sales realized during the nine months ended September 30, 2011 are primarily attributable to repaired and refurbished photocopiers and personal computers sold into the second hand market place together with earnings derived from sales of electronic scrap collected at the end of our repair, refurbishment and spare parts recovery processes.  The increased revenue for the nine months ended September 30, 2011 compared with the corresponding period of 2010 is due to the fact that we were incorporated on March 26, 2010 and much of the period from inception to September 30, 2010 was dedicated to configuring our processes and establishing a base of operations in Columbus, Ohio.

Cost of Sales

Cost of sales for the nine months ended September 30, 2011 amounted to $349,949, compared with $0 for the period from March 26, 2010 (date of inception) to September 30, 2010.  Costs of sales were comprised primarily of the cost of acquiring batches of used electronic equipment together with the labor cost incurred in processing them.  The increased cost of sales during the nine months ended September 30, 2011 compared with the same period of 2010 is because we were incorporated on March 26, 2010 and for much of the period from inception to September 30, 2010 we were not in a position to begin acquiring batches of used electronic equipment for use in our the repair, refurbishment and spare parts recovery processes from which we derive our revenue. For the nine months ended September 30, 2010, we acquired batches of electronic equipment at no cost which generated the revenue disclosed above.

Gross Profit

Gross profit for the nine months ended September 30, 2011 was $85,767, or approximately 20% of revenues, as compared to gross profit of $1,500 for the period from March 26, 2010 (date of inception) to September 30, 2010.

Operating Expenses

We incurred operating expenses of $98,346 for the nine months ended September 30, 2011, as compared to operating expenses of $19 for the period from March 26, 2010 (date of inception) to September 30, 2010.  This increase in operating expenses is attributable to an increase in operations.  Our operating expenses consist of depreciation expense, officer compensation expense and general and administrative expense.

For the nine months ended September 30, 2011, we incurred depreciation expenses of $3,981, as compared to $0 for the period from March 26, 2010 (date of inception) to September 30, 2010.  Depreciation expenses relates primarily to motor vehicles used in the business. For the nine months ended September 30, 2011, we incurred officer compensation expense of $7,500, as compared to $0 for the period from March 26, 2010 (date of inception) to September 30, 2010.  Officer compensation expenses relates to compensation paid to Mr. Pardos during the reporting period.  For the nine months ended September 30, 2011, we incurred general and administrative expenses of $86,865, as compared to $19 for the period from March 26, 2010 (date of inception) to September 30, 2010.  Our general and administrative expenses are primarily attributable to rent expense and costs associated with maintaining our motor vehicles.

We anticipate that our operating expenses will continue to increase as we seek to increase the scale and range of services our business can offer to our customers.

Net Income (Loss)

As a result of the above, for the nine months ended September 30, 2011 and for the period from March 26, 2010 (date of inception) to September 30, 2010, we reported a net loss of $12,579 and a net income of $1,481, respectively.

March 26, 2010 (date of inception) to Fiscal Year Ended December 31, 2010

As a result of our inception on March 26, 2010, the results of operations for the period ended December 31 2010 that follows does not include any comparison to reporting periods in the prior year.

Revenues

We generated revenue of $1,900 during the period from March 26, 2010 (date of inception) to December 31, 2010.
Revenues generated during the period from March 26, 2010 to December 31, 2010 were all concluded during the third and fourth quarters of 2010 and reflect primarily repaired and refurbished photocopiers and personal computers sold into the second hand market place together with earnings derived from sales of electronic scrap collected at the end of the our repair, refurbishment and spare parts recovery processes.

Cost of Sales

Cost of sales for the period from March 26, 2010 (date of inception) to December 31, 2010 was $2,519.  Cost of sales were comprised primarily of the cost of acquiring batches of used electronic equipment together with the labor cost incurred in processing them.

Gross Loss

Gross Loss for the period from March 26, 2010 (date of inception) to December 31, 2010 was $619, or approximately 33% of revenues.  As noted above, our sales for this initial period of our operation amounted to just $1,900 and this gross loss is not representative of the sales activity we generated subsequent to December 31, 2010 when our business was more firmly established.

Operating Expenses

We incurred operating expenses of $40,609 for the period from March 26, 2010 (date of inception) to June 30, 2010.  Operating expenses for the period from March 26, 2010 (date of inception) to December 31, 2010 consist of depreciation expense, officer compensation expense, impairment expense and general and administrative expense.

For the period from March 26, 2010 (date of inception) to December 31, 2010, we incurred depreciation expenses of $484.  Depreciation expenses relates to motor vehicles used in the business.  For the period from March 26, 2010 (date of inception) to December 31, 2010, we incurred officer compensation expense of $7,633.  Officer compensation expenses relates to compensation paid to Mr. Pardos during the reporting period.  For the period from March 26, 2010 (date of inception) to December 31, 2010, we incurred general and administrative expenses of $21,092.  Our general and administrative expenses are primarily attributable to rent expense and costs associated with maintaining our motor vehicles.  We also recorded an impairment of assets expenses of $11,400 during the period from March 26, 2010 (date of inception) to December 31, 2010 that was attributable to the impairment of office furniture and fittings.

Net Loss

As a result of the above, for the period from March 26, 2010 (date of inception) to June 30, 2010, we reported net loss of $(41,228).

Liquidity and Capital Resources

At September 30, 2011, we had cash of $4,930, compared to $56 at December 31, 2010, and a working capital of $14,908, compared to a working capital of $56 at December 31, 2010.  Our present capital resources are insufficient to implement our business plan and complete the acquisition of Fix-It.  Over the next twelve months we anticipate incurring expenditures of approximately $600,000 to implement our business plan, exclusive of approximately $150,000 in ongoing general and administrative expenses per month for the next twelve months and the initial payment of $750,000 required to close the Fix-it transaction, for total anticipated expenditures of approximately $3,150,000 over the next twelve months. The above mentioned $600,000 represents the estimated costs that will be incurred when evaluating further potential acquisition targets during the next 12 months.  The total consideration payable for Fix-it is based on a 4.5x multiple of EBITDA achieved during the 12 months immediately following completion and is estimated to be $2.4 million. Of this estimated total consideration, $750,000 is to be paid in cash, and the balance settled with EWSI shares. The Company and the Sellers remain in contact, and discussions are on-going but there remain unresolved difficulties between the parties and management concludes that completion of this acquisition is no longer probable. The general and administrative expenses for the year will consist primarily of compensation for senior management, professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, travel and general office expenses.  Our operating expenses have averaged approximately $11,000 per month for the first six months of 2011. We anticipate that our general and administrative expenses will increase to approximately $150,000 per month due to the expansion of our management team and the related salaries of approximately $ 80,000 per month, which will be accrued until such time that the Company pays such salaries.  We also estimate increased travel costs of $25,000 per month, professional fees of $15,000 and other incidental costs such as telephone and office expense of $10,000 per month.

Our current cash on hand is insufficient to be able to complete our acquisition of Fix-It, make our planned expenditures and to pay for our general administrative expenses over the next twelve months.  Accordingly, we must obtain additional financing in order to continue to implement our business plan during and beyond the next twelve months, which would include being able to close the acquisition of Fix-It.  We believe that debt financing will not be an alternative for funding as we have limited tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We are currently seeking additional funding in the form of equity financing from the sale of our common stock, but cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to implement our business plan. Additional equity financings could result in significant dilution to our stockholders.  In the absence of such financing, we will not be able to implement our business plan or pursue any acquisition.  If we are unable to raise additional capital in the near future, we will experience liquidity problems and management expects that we will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.

Contractual obligations

Lease Commitments. We have contractual obligations to make future payments under a lease agreement for the premises we occupy and from where we conduct our operations. The building in which the leased premises are located is known as 1033 Brentnell Avenue, Columbus, Ohio 43219. The minimum annual rentals payable under the terms of the lease contract amount to $50,400. The lease is for a term of 36 months ending November 30, 2014, and contains a break clause which may be exercised at the lessee’s option on or after November 30, 2013.

Cash Provided by Operating Activities

Net cash provided by operating activities for the  nine months ended September 30, 2011 was $4,874, as compared to net cash used in operating activities of $1,481 for the period from March 26, 2010 (date of inception) to September 30, 2010.  Our net income of $4,421 and $6,450 in expenses paid on our behalf by a related party during for the nine months ended September 30, 2011 was the primary reason for our positive operating cash flow.

Cash Used in Investing Activities

We did not use any cash in investing for the nine months ended September 30, 2011 or for the period from March 26, 2010 (date of inception) to September 30, 2010.

Cash from Financing Activities

Net cash flows provided by financing activities for the nine months ended September 30, 2011 was $0, compared with $100 for the period from March 26, 2010 (date of inception) to September 30, 2010, which consisted entirely of $100 from common stock issued for cash.

Off Balance Sheet Arrangements

As of September 30, 2011, there were no off balance sheet arrangements.

Commodity Price Risk

Our business is affected by changes in the market prices of certain traded commodities, notably those precious  metals that are used to manufacture key components found in electronic equipment today. Movements in the prices at which these commodities are traded influences the prices at various stages of the reverse supply chain for electronic goods, including the prices that we negotiate to acquire our feedstock volumes and the value we are able to extract from the residual scrap remaining at the end of our repair, refurbishment and spare parts recovery processes.

Critical Accounting Policies

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses in the statement of operations. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments and Derivative Financial Instruments

We have adopted the accounting guidance under ASC 820, Fair Value Measurements, as well as certain related FASB staff positions.  This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, we consider the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

●	Level 1 – quoted market prices in active markets for identical assets or liabilities.

●
Level 2 – inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2010, we did not have Level 1, 2, or 3 financial assets, nor did we have any financial liabilities.  Financial instruments consist of cash, accounts receivable, and payables.  The fair value of financial instruments approximated their carrying values as of December 31, 2010.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing our net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing our net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2010.

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We use an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, we recognize an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values.

Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires us to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of December 31, 2010, we recorded $11,400 of impairment expense.

Income Taxes

We provide for income taxes under ASC 740. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

Stock Based Compensation

We account for our stock-based compensation in accordance with ASC 718 “Share-Based Payment. We recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. We did not grant any new employee options and no options were cancelled or exercised during the period ended December 31, 2010.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. We generally uses the following depreciable lives for its major classifications of property and equipment:

Assets	Estimated Useful Life
Equipment	5 Years
Furniture	5 Years
Vehicles	7 Years

Revenue Recognition

We apply the provisions of ASC 605, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.  ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, we recognize revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Recent Accounting Pronouncements

We have evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on our financial position, or statements.

Going Concern

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have only recently established a pattern of profitability and positive cash flow provided by operations. Our ability to continue as a going concern is dependent on our continued operating profitability and positive cash flow generation. If we are unable to continue with the trend of profit and cash generation displayed during the first six months of 2011, we could be forced to cease operations.

Our ability to continue as a going concern is dependent upon on our ability to meet our obligations, to obtain additional financing as may be required and ultimately to attain sustained profitability. Our financial statements included elsewhere in this Form 8-K/A do not include any adjustments that might result from the outcome of this uncertainty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of the common stock as of the effective date of the Transaction by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 100,200,000 shares of common tock outstanding determined as of the effective date of the Transaction.

Name	Shares Beneficially Owned (1)	Percentage of Shares Outstanding
Martin Nielson	-	-
Steven John Hollinshead	-	-
David Lawrence Magor	-	-
Peter Munday	-	-
Carolyne S. Johnson	-	-

All executive officers and directors as a group (5 persons)	-	-

Igor Svishevskiy	62,500,000	62.4%

(1)  The address for each stockholder listed in the table is c/o E-Waste Systems, Inc., 101 First Street #493, Los Altos, California 94022.

The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this Current Report. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.  Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right.

As of the effective date of the Transaction, there were 400 shares of Series A Preferred Stock issued and outstanding held by a single holder, Ikaria Holdings, LLC.  George Pardos is the beneficial holder of securities held by Ikaria Holdings, LLC. The holder of the shares of Series A Preferred Stock are entitled to vote the common shares into which their Series A Shares are convertible within 60 days, without having to convert their Series A Shares into common shares. Each share of the Company’s Series A Preferred Stock is convertible, at the option of the holder,  into a number of shares of the Company’s common stock equal to $110.00 divided by the greater of (i) $0.001 or (ii) 90% of the volume weighted average closing price of the Company’s common stock (“VWAP”, as that term is defined in the Series A Certificate of Designation) during the ten trading days immediately preceding the date the holder provides written notice to the Company of such holder’s election to convert subject to the condition that such holder may not convert any Series A Shares into shares of the Company’s common stock if, immediately after giving effect to such conversion, such holder would beneficially own in excess of 4.99% or 9.99% of the number of shares of the Company’s common stock outstanding unless a waiver is provided by a holder of Series A Shares.

No director or executive officer holds any shares of Company’s Series A Preferred Stock.  For the foregoing reason, the table above excludes information concerning those shares of the Company’s common stock to which the outstanding shares of Series A Preferred Stock are convertible into within 60 days because of the limitation (unless a waiver is provided by the holder) that such holder cannot convert  any Series A Shares into shares of the Company’s common stock if, immediately after giving effect to such conversion, such holder would beneficially own in excess of 4.99% or 9.99% of the number of shares of the Company’s common stock outstanding.  Based on the floating conversion price described above and assuming the blocker provisions were waived, the 400 shares of Series A Preferred Stock issued and outstanding could potentially be converted into a maximum of 44,000,000 shares of the Company’s common stock, which in this circumstance would equate to beneficial ownership of 30.5% of the Company’s common stock.

PROPERTIES

TDI operates from a 23,000 square foot leased unit of a standard warehouse type construction, comprised of units 200, 300 at 1033 Brentnell Avenue, Columbus, Ohio.  The lease term is 36 months with an option of TDI to terminate the lease on or after November 30, 2013. The monthly rental is approximately $4,200.  TDI has also retained the lease on the smaller, unit 500 at 1033 Brentnell Avenue, covering 15,000 square feet and attract a monthly rental of $2,600, because the business is growing, there is a likelihood of  needing  more space.  As a result of the above mentioned lease arrangements, we believe that sufficient storage and processing space is now available to meet the business’s current needs.

Item 3.03.  Material Modification to Rights of Security Holders.

Reference is made to and is hereby incorporated by reference into this Item 3.03, the information set forth above under “Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.” relating to the rights, preferences and privileges of the Company’s Series A Shares, in relation to the rights of the Company’s common stock. That information so incorporated by reference into this Item 3.03 is qualified in its entirety by reference to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) filed with the Nevada Secretary of State, a copy of which is attached as Exhibit 3.1 to this Current Report.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2011, the Company filed a Series A Certificate of Designation with the Nevada Secretary of State for the purpose of creating, from its authorized but unissued “blank check” preferred stock a class of 100,000 shares of preferred stock, designated as the Company’s Series A Shares, and of fixing the respective rights, preferences, privileges and restrictions of the Series A Shares.

In connection with the Company’s acquisition of all of the issued and outstanding capital stock of TDI, the Company issued 400 of the Series A Shares as part of the consideration paid at closing.

Set forth below is a summary of the respective rights, preferences, and privileges of and the restrictions on the Series A Shares.  The summary is not intended to be a complete statement as to the respective rights, preferences, and privileges of the Series A Shares and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report.

Summary of Rights, Preferences, and Privileges of Series A Shares

Ranking.  The Series A Shares will, with respect to rights upon liquidation, dissolution, or winding up of the Company, rank senior to the Company’s common stock and any class or series of Company capital stock hereafter created which does not provide that such shares of capital stock rank on parity with or senior to the Series A Shares as to rights on liquidation, winding-up and dissolution of the Company.

Conversion Rights.  Each Series A Share will be convertible, at the option of the holders thereof, into an a number of shares of the Company’s common stock equal to $110.00 divided by the greater of (i) $0.001 or (ii) 90% of the volume weighted average closing price of the Company’s common stock (“VWAP”, as that term is defined in the Series A Certificate of Designation) during the ten trading days immediately preceding the date the holder provides written notice to the Company of such holder’s election to convert.

Unless a waiver is provided by a holder of Series A Shares, such holder may not convert any Series A Shares into shares of the Company’s common stock if, after giving effect to such conversion, such holder would beneficially own in excess of 4.99% or 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion.

Dividends.  Dividends on the Series A Shares are payable out of the funds legally available and to the extent permitted by law, as declared from time to time by the board of directors of the Company.

Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership thereof, an amount equal to $100.00 per each Series A Share then held by holders of Series A Shares.  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

Voting Rights.  In addition to voting rights under the protective provisions described below or as may be required by law, subject to certain limitations on conversion contained in the Series A Certificate of Designation, the holders of Series A Shares shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Series A Shares are convertible and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided in the Series A Certificate of Designation or as required by law, voting together with the Common Stock as a single class).

Protective Provisions.  So long as any Series A Share remains outstanding, the approval of a majority of the holders of the then-outstanding Series A Shares, will be required before the Company may (i) purchase or otherwise acquire for value any Series A Share or Shares otherwise than by conversion under the Series A Certificate of Designation; (ii) redeem, purchase, or otherwise acquire any of the Company’s common stock or equity security that is junior or ranks on parity with the Series A Shares, except for repurchase of shares of the Company’s equity from employees, officers, directors, consultants, or other persons performing services for the Company pursuant to agreements under which the Company has an option to repurchase upon the occurrence of certain events; (iii) authorize or issue any other equity security senior to or ranking on parity with the Series A Shares, unless in connection with a bona fide business acquisition of or by the Company or pursuant to issuance of equity or rights to persons or entities with a business relationship with the Company; (iv) permit any subsidiary to issue or sell any stock of such subsidiary; (v) increase or decrease (other than by conversion) the total number of authorized Series A Shares; (vi) authorize or permit any transaction that would result in any merger, consolidation or reorganization, or liquidation, winding up or dissolution, or conveyance, lease, sale, transfer, or disposition of, all or substantially all of the assets of the Company; or (vii) amend the Company’s Articles of Incorporation or Bylaws if such amendment would change any of the rights, preferences, or privileges provided for in the Series A Certificate of Designation for the benefit of the Series A Shares.

Redemption.  Each Series A Share is redeemable for cash, at the Company’s option, in whole or in part, any time after the date of issuance, plus all accrued but unpaid dividends, by paying 110% of the purchase price of such Series A Share if redeemed before the first twelve months of the date of issuance, or by paying 105% of the purchase price of such Series A Share if redeemed after the first twelve months of the date of issuance.  The Company will mail written notice to each holder of record of each Series A Share being so redeemed at least thirty days prior to any date of redemption.

Item 5.06.    Change in Shell Company Status

Upon the closing of the Transaction, the Company ceased to be a shell company. The material terms of the Transaction are described in Item 2.01 above, which is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On October 14, 2011, the Company issued a press release announcing it completed its acquisition of TDI, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.   In accordance with Item 9.01(a), the audited financial statements of Tech Disposal, Inc., an Ohio corporation, for the year ended December 31, 2010 and unaudited interim financial statements of  Tech Disposal, Inc . for the period ended September 30, 2011 are filed in this Current Report on Form 8-K/A as Exhibit 99.1.

(b)   Pro Forma Financial Information.   In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.2.

(d)   Exhibits.    See Exhibit Index included as the last page of this Current Report on Form 8-K/A , which index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-WASTE SYSTEMS, INC.

Date: September 25, 2012	By:	/s/ Martin Nielson
Martin Nielson Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on April 1, 2010, File No. 333-165863)

3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of E-Waste Systems, Inc. *

3.3	Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on April 1, 2010, File No. 333-165863)

10.1
The Stock Purchase Agreement, dated September 21, 2011 by and among E-Waste Systems, Inc., on the one hand, and Ikaria Holdings, LLC, and George Pardos, on the other hand. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 27, 2011) *

10.2	Consulting Agreement, dated October 14, 2011 by and among Tech Disposal, Inc. and Two Fat Greeks, Inc. *

10.3	Non-competition and Nondisparagement Agreement, dated October 14, 2011 by and among E-Waste Systems, Inc., Tech Disposal, Inc., Ikaria Holdings, LLC and George Pardos *

21.1	Subsidiaries of E-Waste Systems, Inc. †

99.1	Audited financial statements of Tech Disposal, Inc. for the year ended December 31, 2010 and Unaudited financial statements for the interim period ended September 30, 2011 †

99.2	Pro forma financial information †

99.3	Press Release Issued by E-Waste Systems, Inc. on October 20, 2011 *

*    Previously filed.
†    Filed herewith.